Exhibit 10.7.3B

AMENDMENT AGREEMENT

This agreement is entered into effective January 9, 2004 by and among Health Sciences Group, Inc. (“HESG”), Cedar Crescent Holdings, Inc. (“Cedar”) Castlerigg Master Investments, Ltd. (“Castlerigg”) with reference to the following:

(A)

Cedar is an assignee to that certain (i) Stranco/Brivis Securities Purchase Agreement, dated February 24, 2003 between HESG and Stranco Investments, Ltd. and Brivis Investments, Ltd. (collectively “Stranco/Brivis”); (ii) Debentures issued to Stranco/Brivis dated February 24, 2003 pertaining to an aggregate of 12% $300,000 in debentures issued by HESG to Stranco/Brivis (the $300,000 Debentures”); (iii) the Registration Rights Agreement dated February 24, 2003 between HESG and Stranco/Brivis ( the “Stranco/Brivis Registration Rights Agreement”); the (iv) Pledge and Security Agreement, dated February 24, 2003 made by Messrs. Farid (Fred)Tannous and Bill Glaser in favor of Stranco/Brivis (“Pledge Agreement”);

(B)

Castlerigg is a party to a Securities Purchase Agreement dated May 21, 2003 with HESG (“Castlerigg Securities  Purchase Agreement”), (ii) a Registration Rights Agreement dated May 21, 2003 with HESG; (iii) a $500,000, 12% Debenture dated May 21, 2003 (the “Castlerigg Debenture”);

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree:

1.

Amendments pertaining to Cedar Documents

(i)

Stranco/Brivis Securities Purchase Agreement Paragraph 4(h) shall be amended by deleting the last sentence which reads, “The Company shall not file any registration statements with respect to any other shares of Common Stock until 90 calendar days after the Effective Date.”

(ii)

$300,000 Debentures.  The Maturity Date, as therein defined, shall be extended to February 24, 2005;

(iii)

Stranco/Brivis Registration Rights Agreement.  Paragraph 4(j) which reads, “For a period of 90 days from the Effective Date, not file a Registration Statement for more than 100,000 shares of Common Stock” shall be deleted.

(iv)

Pledge Agreement.  This agreement shall be cancelled and the 1,000,000 shares of HESG Common Stock pledged by Messrs. Tannous and Glaser shall be returned to them forthwith free of the Pledge Agreement.

2.

Amendments pertaining to Castlerigg Documents

(i)

Castlerigg Securities Purchase Agreement.  Paragraph 4h shall be amended by deleting the last sentence of said paragraph which provides, “The Company shall not file any registration statements with respect to any other shares of Common Stock until 90 calendar days after the Effective Date;

(ii)

Castlerigg Registration Rights Agreement.  This agreement shall be amended by deleting paragraph 3(j) which reads, “For a period of 90 days from the Effective Date, not file a Registration Statement for more than 100,000 shares of Common Stock.”

(iii)

Castlerigg Debenture.  The Maturity Date, as therein defined, shall be extended to May 21, 2005;

3.

No Other Changes

Except as set forth herein, the above agreements and any other agreements between the parties not expressly set forth above, remain in full force and effect, in accordance with their terms.

In witness whereof the parties have executed this agreement on the date set forth above.  This agreement may be executed in counterparts.

HEALTH SCIENCES GROUP, INC.

By: _______________________________

CEDAR CRESCENT HOLDINGS, INC.

By: _______________________________

CASTLERIGG MASTER INVESTMENTS, LTD.

By: _______________________________

To the extent the above affects the rights of the undersigned, this Amendment Agreement, dated as of January 9, 2004, between the above parties is agreed to:

__________________________________ George Martin

FCIM CORP.

By: _______________________________